SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 11, 2004

                          IMAGISTICS INTERNATIONAL INC.
               (Exact Name of Registrant as Specified in Charter)

             Delaware                     1-16449                 06-1611068
  (State or Other Jurisdiction    (Commission File Number)      (IRS Employer
         of Incorporation)                                        ID Number)

            100 Oakview Drive
          Trumbull, Connecticut                                      06611
(Address of Principal Executive Offices)                           (Zip Code)

       Registrant's telephone number, including area code: (203) 365-7000


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          (Former Name or Former Address if Changed Since Last Report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits - The following exhibit is furnished as part of this report:

99.1 Press release regarding appointment of officers dated May 11, 2004.

99.2 Press release regarding an increase in share repurchase authority dated May 11, 2004.

Item 9. Regulation FD Disclosure.

Appointment of Officers

On May 11, 2004 the registrant announced that Joseph D. Skrzypczak had been promoted from Chief Financial Officer to the newly created position of President and Chief Operating Officer and that Timothy E. Coyne, who has been the registrant's Vice President and Controller, will succeed Mr. Skrzypczak as Chief Financial Officer. A copy of the press release announcing such appointments is furnished herewith as Exhibit 99.1.

Increase in Share Repurchase Authority

On May 11, 2004 the registrant announced that its Board of Directors had increased its share repurchase authority from $78 million to $108 million. Through the first quarter of 2004 the registrant had repurchased a total of approximately 3.4 million shares for an aggregate price of approximately $71 million pursuant to its previously announced repurchase program. A copy of the press release announcing the increase in repurchase authority is furnished herewith as Exhibit 99.2.

The information in this report (including the Exhibits) is furnished pursuant to
Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities set forth in that section.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2004

                                   Imagistics International Inc.


                                   By: /s/ Mark S. Flynn
                                       ----------------------------------
                                   Name:  Mark S. Flynn
                                   Title: Vice President, General Counsel
                                          and Secretary


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